Exhibit 5.5

October 31, 2006

National Mentor Holdings, Inc.

313 Congress Street, 6th Floor

Boston MA 02210

Ladies and Gentlemen:

We have acted as special Indiana counsel to National Mentor Holdings, Inc., a Delaware corporation (the “Company”), and to the subsidiaries listed on Schedule I hereto (the “Indiana Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by National Mentor Holdings, Inc. (the “Company”), the Indiana Guarantors and the subsidiaries of the Company listed on Schedule II hereto (the “Non-Indiana Guarantors” and together with the Indiana Guarantors, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of $180,000,000 aggregate principal amount of 11-1/4% Senior Subordinated Notes due 2014 (the “Exchange Securities”) and the issuance by the Indiana  Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Securities. The Exchange Securities and the Guarantees will be issued under an Indenture dated as of June 29, 2006 (the “Indenture”) among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Exchange Securities will be offered by the Company in exchange for $180,000,000 aggregate principal amount of its outstanding 11-1/4% Senior Subordinated Notes due 2014.

In rendering the opinions set forth herein, we have examined:

(i)                                     the Registration Statement;

(ii)                                  an executed copy of the Indenture;

(iii)                               Articles of Incorporation of REM-Indiana, Inc. filed with the Indiana Secretary of State on October 7, 1985, as amended by Articles of Amendment of the Articles of Incorporation of REM-Indiana, Inc., dated July 12, 2000, and filed with the Indiana Secretary of State on August 1, 2000, as further amended by Articles of Correction of REM Indiana, Inc., dated April 18, 2001, and filed with the Indiana Secretary of State on May 15, 2001, as further amended by Articles of Correction of REM Indiana, Inc., dated January 29, 2001, and filed with the Indiana Secretary of State on February 5, 2001, and as further amended by Articles of Merger of REM Indiana II, Inc., REM Indiana III, Inc. with and into REM Indiana, Inc. filed with the Indiana Secretary of State on December 27, 2000, effective January 1, 2001 (the “RII Articles of Incorporation”);

(iv)                              Articles of Incorporation of REM-Indiana Community Services, Inc., dated April 4, 1990, and filed with the Indiana Secretary of State on April 9, 1990, as amended by Articles of Amendment of the Articles of Incorporation of REM-Indiana Community Services, Inc., dated July 12, 2000, and filed with the Indiana Secretary of State on August 14, 2000 (the “RICS Articles of Incorporation”);

(v)                                 Articles of Incorporation of REM-Indiana SILP, Inc., dated July 6, 1994, and filed with the Indiana Secretary of State on July 18, 1984, as amended by Articles of Amendment of the Articles of Incorporation of REM-Indiana SILP, Inc., dated April 7, 1999, and filed with the Indiana Secretary of State on April 26, 1999, as further amended by Articles of Amendment of the Articles of Incorporation of REM-Indiana Community Services II, Inc., dated July 12, 2000, and filed with by the Indiana Secretary of State on August 1, 2000 (the “RICS II Articles of Incorporation”);

(vi)                              a copy of the By-Laws of REM-Indiana, Inc., adopted by its Board of Directors on December 3, 1985 (the “RII By-Laws”);

(vii)                           a copy of the By-Laws of REM-Indiana Community Services, Inc., adopted by its Board of Directors on July 25, 1990 (the “RICS By-Laws”);

(viii)                        a copy of the By-Laws of REM-Indiana SILP, Inc., adopted by its Board of Directors on August 4, 1994 (the “RICS II By-Laws”);

(ix)                                an executed copy of the Action Taken by Unanimous Written Consent of the Board of Directors of the Indiana Guarantors dated June 29, 2006 (the “Resolutions”);

(x)                                   an executed copy of the Consent in Lieu of Special Meeting of Shareholders executed by National Mentor Services, LLC as the sole shareholder of the Indiana Guarantors dated June 29, 2006 (the “Shareholder Resolutions”);

(xi)                                an executed copy of a Secretary’s Certificate dated June 29, 2006 of each Indiana Guarantor;

(xii)                             a Certificate of Existence for RII issued by the Indiana Secretary of State, dated October 30, 2006, a copy of which is attached hereto as Exhibit A (the “RII Certificate of Existence”) (the RII Articles of Incorporation, the RII By-Laws, the Resolutions, the Shareholder Resolutions and the RII Certificate of Existence being referred to herein collectively as the “RII Organizational Documents”);

(xiii)                          a Certificate of Existence for RICS issued by the Indiana Secretary of State, dated October 30, 2006, a copy of which is attached hereto as Exhibit B (the “RICS Certificate of Existence”) (the RICS Articles of Incorporation, the RICS By-Laws, the Resolutions, the Shareholder Resolutions and the RICS Certificate of Existence being referred to herein collectively as the “RICS Organizational Documents”);

(xiv)                         a Certificate of Existence for RICS II issued by the Indiana Secretary of State, dated October 30, 2006, a copy of which is attached hereto as Exhibit C (the “RICS II Certificate of Existence”) (the RICS II Articles of Incorporation, the RICS II By-Laws, the Resolutions, the Shareholder Resolutions and the RICS II Certificate of Existence being referred to herein collectively as the “RICS II Organizational Documents”).

As to questions of fact material to this opinion, we have relied without independent investigation or verification upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors, including those factual matters included in the Registration Statement. This firm does not represent the Company or the Indiana Guarantors in general matters, and no inferences of this firm’s knowledge of the existence or the absence of such facts regarding the Company or the Indiana Guarantors should be drawn from our representation of the Company and the Indiana Guarantors as herein described.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

We have further assumed that none of the Organizational Documents have been amended, modified, terminated or rescinded.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that:

1.             Based solely upon the RII Certificate of Existence, the RICS Certificate of Existence and the RICS II Certificate of Existence, each Indiana Guarantor is a corporation validly existing under the laws of the State of Indiana.

2.             Based solely upon the RII Organizational Documents, the RICS Organizational Documents and the RICS II Organizational Documents, each Indiana Guarantor has the requisite corporate power and authority to enter into, and perform its obligations under, the Guarantees.

3.             The Indenture has been duly authorized, executed and delivered by the Indiana Guarantors.

4.             The issuance of the Guarantees by the Indiana Guarantors, and the performance by the Indiana Guarantors of their respective obligations in the Indenture, will not:  (i) violate any provision of their respective Organizational Documents; or (ii) violate any State of Indiana statutory law or regulation of general application.

5.             No consent, approval, authorization, order, registration or qualification of or with any governmental agency or body or, to our knowledge, any Indiana court is required for the issuance of the Guarantees by the Indiana Guarantors or the compliance by the Indiana Guarantors of their respective obligations under the Indenture.

Without limiting the other qualifications, limitations and assumptions contained herein, the opinions set forth above are further qualified by the following:

A.            We express no opinion as to any document, instrument, agreement or matter or the content thereof which is incorporated by reference into any document and which is not identified on the list of documents reviewed in this opinion.

B.            We express only those opinions directly stated herein, and any opinions by implication or inference are expressly disclaimed.

C.            Except as expressly set forth herein, we have made no independent investigation as to the accuracy, correctness or completeness of any representation, warranty, data or other information, written or oral, made  or furnished in connection with the documents reviewed by us, and for purposes of the opinions set forth herein, we have assumed that none of such information contains any untrue statements of a material fact or omits a material fact necessary to make these statements made, in light of the circumstances, not misleading.

D.            We have not reviewed and do not opine as to (i) compliance with applicable zoning, health, safety, building, environmental, land use, subdivision or other local, municipal or county laws, ordinances, codes, rules or regulations; (ii) ERISA laws, rules and regulations; or (iii) federal or state taxation, banking, securities or “blue sky laws”, rules or regulations.

E.             Our opinions rendered in paragraphs 4 and 5 hereof are limited to those statutes or regulations of the State of Indiana that a lawyer in Indiana exercising customary professional diligence would reasonably recognize as being directly applicable to the Indiana Guarantors and the performance of the Indiana Guarantors’ obligations under the Indenture.

F.             The opinions rendered herein are based upon law in effect on the date hereof, and no other opinion should be inferred herefrom. We assume no obligation to revise or supplement this opinion should such law be changed in any respect by any legislative action, judicial decision or otherwise.

G.            We are qualified to practice law in the State of Indiana. The opinions expressed herein are based upon and limited to the laws of State of Indiana and we do not express any opinion herein concerning the laws of any jurisdiction other than the laws of the State of Indiana.

 We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal matters” in the Prospectus included in the Registration Statement. We also consent to the Trustee’s relying on this opinion and Simpson Thacher & Bartlett LLP’s relying as to matters of Indiana law on this opinion in connection with the opinion of Simpson Thacher & Bartlett LLP to be rendered in connection with the Registration Statement.

Very truly yours,

/s/ Barnes & Thornburg LLP

BARNES & THORNBURG LLP

SCHEDULE I

INDIANA  GUARANTORS

REM Indiana, Inc.

REM Indiana Community Services, Inc.

REM Indiana Community Services II, Inc.

SCHEDULE II

NON-INDIANA  GUARANTORS

CENTER FOR COMPREHENSIVE SERVICES, INC.
CORNERSTONE LIVING SKILLS, INC.
FAMILY ADVOCACY SERVICES, LLC
FIRST STEP INDEPENDENT LIVING PROGRAM, INC.
HOMEWORK CENTER, INC.
HORRIGAN COLE ENTERPRISES, INC.
ILLINOIS MENTOR, INC.
LOYD’S LIBERTY HOMES, INC.
MASSACHUSETTS MENTOR, INC.
MENTOR MANAGEMENT, INC.
MENTOR MARYLAND, INC.
NATIONAL MENTOR HEALTHCARE, LLC
NATIONAL MENTOR, LLC
NATIONAL MENTOR HOLDINGS, LLC
NATIONAL MENTOR SERVICES, INC.
NATIONAL MENTOR SERVICES, LLC
OHIO MENTOR, INC.
REM ARIZONA REHABILITATION, INC.
REM ARROWHEAD, INC.
REM CENTRAL LAKES, INC.
REM COLORADO, INC.
REM COMMUNITY OPTIONS, INC.
REM COMMUNITY PAYROLL SERVICES, LLC
REM CONNECTICUT COMMUNITY SERVICES, INC.
REM CONSULTING & SERVICES, INC.
REM CONSULTING OF OHIO, INC.
REM DEVELOPMENTAL SERVICES, INC.
REM HEALTH, INC.
REM HEALTH OF IOWA, INC.
REM HEALTH OF NEBRASKA, LLC
REM HEALTH OF WISCONSIN, INC.
REM HEALTH OF WISCONSIN II, INC.
REM HEARTLAND, INC.
REM HENNEPIN, INC.
REM HOME HEALTH, INC.
REM, INC.
REM IOWA COMMUNITY SERVICES, INC.
REM IOWA, INC.
REM MANAGEMENT, INC.
REM MARYLAND, INC.
REM MINNESOTA COMMUNITY SERVICES, INC.
REM MINNESOTA, INC.
REM NEVADA, INC.
REM NEW JERSEY, INC.
REM NORTH DAKOTA, INC.
REM NORTH STAR, INC.
REM OHIO, INC.
REM OHIO WAIVERED SERVICES, INC.
REM PENNSYLVANIA COMMUNITY SERVICES, INC.
REM RAMSEY, INC.
REM RIVER BLUFFS, INC.
REM SOUTH CENTRAL SERVICES, INC.
REM SOUTHWEST SERVICES, INC.
REM UTAH, INC.
REM WEST VIRGINIA, INC.
REM WISCONSIN, INC.
REM WISCONSIN II, INC.
REM WISCONSIN III, INC.
REM WOODVALE, INC.
SOUTH CAROLINA MENTOR, INC.
UNLIMITED QUEST, INC.